UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2005
CITIGROUP MORTGAGE LOAN TRUST INC.
(as depositor under the Pooling and Servicing Agreement, dated as of September 1, 2005, providing for the issuance of Asset-Backed Pass-Through Certificates, Series 2005-HE3)
Citigroup Mortgage Loan Trust Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-1246036-01	01-0791848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Greenwich Street New York, New York		10013
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 816-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2- Completion of Acquisition or Disposition of Assets

Item 2.01	Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On September 13, 2005, a single series of certificates, entitled Citigroup Mortgage Loan Trust, Inc. Asset-Backed Pass-Through Certificates, Series 2005-HE3 (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of September 1, 2005 (the “Agreement”), attached hereto as Exhibit 4.1, among the Citigroup Mortgage Loan Trust, Inc., HomEq Servicing Corporation, Countrywide Home Loans Servicing L.P. and JPMorgan Chase Bank, National Association (each, a “Servicer”), Citibank, N.A. (the “Trust Administrator”) and U.S. Bank, National Association, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”). The Certificates consist of twenty-three classes of certificates (collectively, the “Certificates”), designated as the “Class A-1 Certificates,” the “Class A-2A Certificates,” the “Class A-2B Certificates,” the “Class A-2C Certificates,” the “Class A-2DC Certificates,” the “Class M-1 Certificates,” the “Class M-2 Certificates,” the “Class M-3 Certificates,” the “Class M-4 Certificates,” the “Class M-5 Certificates,” the “Class M-6 Certificates,” the “Class M-7 Certificates,” the “Class M-8 Certificates,” the “Class M-9 Certificates,” the “Class M-10 Certificates,” the “Class M-11 Certificates,” the “Class M-12 Certificates,” the “Class M-13 Certificates,” the “Class CE Certificates,” the “Class P Certificates,” the “Class R Certificates,” the “Class R-X Certificates” and the “Class X Certificates.” The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting primarily of a segregated pool (the “Mortgage Pool”) of conventional, one- to four-family, fixed-rate and adjustable-rate first lien and second lien mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $1,484,551,798.53 as of September 1, 2005 (the “Cut-off Date”). The Mortgage Loans were purchased pursuant to the Assignment and Recognition Agreement, dated September 13, 2005, among Citigroup Global Markets Realty Corp. (the “Seller”), the Depositor and WMC Mortgage Corp., the Assignment and Recognition Agreement, dated September 13, 2005, among the Seller, the Depositor and MortgageIT, Inc., the Assignment and Recognition Agreement, dated September 13, 2005, among the Seller, the

Depositor and First Horizon Home Loan Corporation, Inc., the Assignment and Recognition Agreement, dated September 13, 2005, among the Seller, the Depositor and Accredited Home Lenders Inc. and the Assignment and Recognition Agreement, dated September 13, 2005, among the Seller, the Depositor and Impac Funding Corporation (each a “Seller Sale Agreement”). The Certificates were sold by the Depositor to Citigroup Global Markets Inc. (in such capacity, the “Representative”), pursuant to an Underwriting Agreement, dated September 9, 2005, between the Depositor and the Representative and also pursuant to a Certificate Purchase Agreement, dated September 13, 2005, between the Depositor and the Representative.

The Certificates have the following Initial Certificate Principal Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance (1)	Pass-Through Rate
A-1	$380,972,000	Variable(2)
A-2A	$334,426,000	Variable(2)
A-2B	$211,964,000	Variable(2)
A-2C	$127,624,000	Variable(2)
A-2D	$88,118,000	Variable(2)
M-1	$55,671,000	Variable(2)
M-2	$51,959,000	Variable(2)
M-3	$34,887,000	Variable(2)
M-4	$25,237,000	Variable(2)
M-5	$24,495,000	Variable(2)
M-6	$22,269,000	Variable(2)
M-7	$22,268,000	Variable(2)
M-8	$17,815,000	Variable(2)
M-9	$14,103,000	Variable(2)
M-10	$14,103,000	Variable(2)
M-11	$12,619,000	Variable(2)
M-12	$20,041,000	Variable(2)
M-13	$5,197,000	Variable(2)
Class CE	$20,783,599	Variable (3)
Class P	$100	N/A
Class R	100% Interest	N/A
Class R-X	100% Interest	N/A
Class X	100% Interest	N/A

(1) Approximate.

(2) Calculated as described in the Prospectus Supplement.

(3) Calculated as set forth in the Agreement.

The Certificates (other than the Class M-11 Certificates, Class M-12 Certificates, Class M-13 Certificates, Class CE Certificates, Class P Certificates, Class R Certificates, Class R-X Certificates and the Class X Certificates) and the Mortgage Loans are more particularly described in the Prospectus, dated May 3, 2005, and the Prospectus Supplement, dated

September 96, 2005, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Section 9- Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
	(a)	Not applicable
	(b)	Not applicable
	(c)	Exhibits

Exhibit No.	Description
4.1

Pooling and Servicing Agreement, dated as of Septeber 1, 2005, by and among the Citigroup Mortgage Loan Trust, Inc., HomEq Servicing Corporation, Countrywide Home Loans Servicing L.P. and JPMorgan Chase Bank, National Association as Servicers, Citibank, N.A. as Trust Administrator and U.S. Bank, National Association, as trustee, relating to the Series 2005-HE3 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	September 28, 2005
CITIGROUP MORTGAGE LOAN TRUST INC.

		By:	/s/ Peter D. Steinmetz
		Name:	Peter D. Steinmetz
		Title:	Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Pooling and Servicing Agreement, dated as of Septeber 1, 2005, by and among the Citigroup Mortgage Loan Trust, Inc., HomEq Servicing Corporation, Countrywide Home Loans Servicing L.P. and JPMorgan Chase Bank, National Association as Servicers, Citibank, N.A. as Trust Administrator and U.S. Bank, National Association, as trustee, relating to the Series 2005-HE3 Certificates.	7

Exhibit 4.1